Exhibit 99.6

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of Hampton Roads Bankshares, Inc. (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

A. Number of Shares Being Purchased:

B. Total Exercise Price Payment Required:

Basic Subscription Rights

I exercise		rights	x	1.8600	=
	(no. of your rights)			(ratio)		(no. of new shares)

Therefore, I apply for			x	$0.70	=	$
	(no. of new shares, rounded down to whole shares)			(subscription price)		(amount enclosed)

Additional Subscription Rights

If you fully exercise your Basic Subscription Right you may exercise your Additional Subscription Rights.

I exercise		rights	x	2.0667	=
	(no. of your rights)			(ratio)		(no. of new shares)

Therefore, I apply for			x	$0.70	=	$
	(no. of new shares, rounded down to whole shares)			(subscription price)		(amount enclosed)

Total Payment Required: $

Box 3. ☐ Payment in the following amount is enclosed: $

(The total of the above Box 3 must equal the Total Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of Beneficial Owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Additionally, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: